UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202

(Address of principal executive offices)(Zip Code)

(303) 293-2300

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 3 to Form 8-K is being filed to disclose an extension to the Purchase and Sale Agreement with PetroHunter Energy Corporation. The disclosure set forth in Item 1.01 replaces the previous disclosure.

Item 1.01	Entry into a Material Definitive Agreement

Galaxy Energy Corporation and its wholly owned subsidiary, Dolphin Energy Corporation (the “Company”), signed a Purchase and Sale Agreement (the “PSA”) on December 29, 2006 with PetroHunter Energy Corporation (“PetroHunter”), a related party, under which PetroHunter agreed to purchase of all of the Company’s oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”). The PSA is furnished herewith as Exhibit 2.1 and is incorporated by reference herein.

PetroHunter is a related party because Marc A. Bruner, a 14.1% beneficial shareholder of the Company, is the 75% owner of MAB Resources, LLC, which is PetroHunter’s largest shareholder. In addition, Marc A. Bruner is the father of Marc E. Bruner, the Company’s President and Chief Executive Officer and a director.

PetroHunter agrees to pay a total purchase price of $45 million to acquire all of the Company’s Powder River Basin Assets. The PSA calls for $20 million to be paid in cash and $25 million to be paid in PetroHunter common stock. On March 21, 2007, PetroHunter assigned to MAB Resources its right to purchase an undivided 45% interest in the Powder River Basin Assets in consideration for the agreement of MAB Resources to supply the equity portion of the purchase price under the PSA.

Closing of the transaction will be subject to PetroHunter obtaining financing on terms acceptable to PetroHunter, approval by the Company’s secured noteholders, and various other terms and conditions.

As required under the PSA, PetroHunter made an initial earnest money deposit to the Company in the amount of $2 million. Originally, either party could terminate the PSA if the closing had not occurred by February 28, 2007. This date has been extended to May 31, 2007 under an amendment dated April 30, 2007.

PetroHunter assumed control of the operation of the Powder River Basin Assets, in the capacity of a contract operator, beginning January 1, 2007. At closing, the operating expenses incurred by PetroHunter will be credited toward the purchase price. If the closing does not take place, the earnest money and the operating expenses incurred by PetroHunter will become a subordinated unsecured promissory note payable by the Company.

On January 3, 2007, the Company issued a press release announcing the entry into the PSA. On February 28, 2007, April 2, 2007, and May 1, 2007, the Company issued press releases about the above-referenced extensions of the closing date under the PSA. The press releases are furnished herewith as Exhibits 99.1 through 99.4 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
2.1	Purchase and Sale Agreement dated December 29, 2006*
2.2	Second Amendment to Purchase and Sale Agreement dated February 28, 2007*
2.3	Third Amendment to Purchase and Sale Agreement dated March 30, 2007*
2.4	Fourth Amendment to Purchase and Sale Agreement dated April 30, 2007
99.1	Press Release dated January 3, 2007*
99.2	Press Release dated February 28, 2007*
99.3	Press Release dated April 2, 2007*
99.4	Press Release dated May 1, 2007

* filed previously

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
May 1, 2007	By: /s/ Christopher S. Hardesty Christopher S. Hardesty Chief Financial Officer

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